Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated May 12, 2014 of Boomer Ventures, Inc. for the period ending July 31, 2013, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: June 6, 2014

/s/ David Lee Hillary

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David Lee Hillary, Jr.

5797 East 169th Street

Noblesville, IN

46062 317-222-1416